Exhibit 10.2
Confidential Materials omitted and filed separately with the Securities and Exchange Commission.
Asterisk denote omissions.
U.S. DEPARTMENT OF ENERGY NOTICE OF FINANCIAL ASSISTANCE AWARD
Under the authority of Public Law 109-58, Energy Policy Act (2005)
1. PROJECT TITLE } 2. INSTRUMENT TYPE } { Wave Power Demonstration Project at Reedsport, Oregon } GRANT COOPERATIVE AGREEMENT } 3. RECIPIENT (Name, address, zip code) } 4. INSTRUMENT NO. } 5. AMENDMENT NO. } { Ocean Power Technologies, Inc. } DE-FG36-08GO88017 } M001 } { 1590 Reed Road } { Pennington, NJ 08534-5010 } 6. BUDGET PERIOD } 7. PROJECT PERIOD } FROM: 8/1/2008 THRU: 11/30/2009 } FROM: 8/1/2008 THRU: 11/30/2009 } 8. RECIPIENT PROJECT DIRECTOR (Name, phone and E-mail) } 10. TYPE OF AWARD } { Herbert T. Nock Ph: 609-730-0400 } NEW CONTINUATION RENEWAL } { E-mail: hnock@oceanpowertech.com } REVISION INCREMENTAL FUNDING } 9. RECIPIENT BUSINESS OFFICER (Name, phone and E-mail) } { Deborah Montagna Phone: 609-730-0400 } { E-mail: dmontagna@oceanpowertech.com } 11. DOE PROJECT OFFICER (Name, address, phone and E-mail) } 12. DOE AWARD ADMINISTRATOR (Name, address, phone and E-mail) } { Curtis K. Framel Phone: 303-275-4872 } Sara Wilson Phone: 303-275-4922 } { Golden Field Office } Golden Field Office } { 1617 Cole Blvd } 1617 Cole Blvd. } { Golden, CO. 80401-3393 } Golden, CO 80401-3305 } { E-mail: Curtis.Framel@go.doe.gov } E-mail: sara.wilson@go.doe.gov } 13. RECIPIENT TYPE } STATE GOV’T INDIAN TRIBAL GOV’T } HOSPITAL } FOR PROFIT ORGANIZATION } INDIVIDUAL LOCAL GOV’T INSTITUTION OF HIGHER EDUCATION } OTHER NONPROFIT ORGANIZATION } C P SP } OTHER (Specify): 14. ACCOUNTING AND APPROPRIATIONS DATA: } 15. EMPLOYER I.D. } a. TIN: 22-2535818 } —— b. DUNS: 181079872 } —— 16. BUDGET AND FUNDING INFORMATION } a. CURRENT BUDGET PERIOD INFORMATION } b. CUMULATIVE DOE OBLIGATIONS } (1) DOE Funds Obligated This Action }{ $0.00 } (1) This Budget Period }{ $1,968,000.00 (2) DOE Funds Authorized for Carry Over } —— [Total of lines a.(1) and a.(3)] } — (3) DOE Funds Previously Obligated in this Budget }{ $0.00 } (2) Prior Budget Periods }{ $0.00 Period } —— (3) Project Period to Date } — (4) DOE Share of Total Approved Budget }{ $1,968,000.00 } [Total of lines b.(1) and b.(2)] }{ $1,968,000.00 (5) Recipient Share of Total Approved Budget } —— (6) Total Approved Budget }{ $1,968,000.00 } —— $[**] } $[**] } 17. TOTAL ESTIMATED COST OF PROJECT, INCLUDING DOE FUNDS TO FFRDC: $[**] } (This is the current estimated cost of the project. It is not a promise to award nor an authorization to expend funds in this amount.) } 18. AWARD/AGREEMENT TERMS AND CONDITIONS } This award/agreement consists of this form plus the following: } a. Special terms and conditions. } b. Applicable program regulations (Specify) N/A (Date) }
c. DOE Assistance Regulations, 10 CFR Part 600 at http://ecfr.gpoaccess.gov and if the award is for research and to a university or non-profit, the Research Terms and Conditions and the DOE Agency Specific Requirements at http://www.nsf.gov/bfa/dias/policy/rtc/index.jsp. d. Application/proposal as approved by DOE. e. National Policy Assurances to be incorporated as Award Terms in effect on date of award at http://www.management.energy.gov/business_doe/1374.htm. 19. REMARKS Please see page 2 of this Notice of Financial Assistance Award. 20. EVIDENCE OF RECIPIENT ACCEPTANCE 21. AWARDED BY /s/ Charles F. Dunleavy 16 October 2008 /s/ Sara Wilson Sep 29, 2008
(Signature of Authorized Recipient Official) (Date) (Signature) (Date) Charles F. Dunleavy Sara Wilson
(Name) (Name) CFO Contracting Officer
(Title) (Title)

DE-FG36-08GO88017
Amendment M001

NFAA Block 19. Remarks: (Continued)
A.	The purpose of this amendment is to revise provisions in the Special Terms and Conditions, Attachment 1 to the award; and to revise the Intellectual Property Provisions, Attachment 2 to the award. Therefore, the Grant is amended as follows:
1.	In Attachment 1, Special Terms and Conditions of Award A000, Provision 3, Cost Share, is deleted in its entirety and replaced with the following:
3.	COST SHARE
a.	The Government has determined that the minimum required cost share for this Demonstration project is 50.0%. Accordingly, notwithstanding the Recipient’s cost share described below, the Awardee must cost share a minimum of fifty percent of the Total Estimated Project Costs. The Awardee’s cost share must derive from non-Federal sources unless otherwise allowed by law. By accepting federal funds under this award, the Awardee agrees to be responsible for its percentage share of total allowable project costs, on a budget period basis, even if the project is terminated early or is not funded to its completion.

b.	Total Estimated Project Cost is the sum of the DOE share and Awardee share of the estimated project costs. This cost is shared as follows:

Total
	Budget Period	DOE Cost Share		Awardee Cost Share			Estimated
Budget Period No.	Start Date	$ / %		$ / %			Costs
1	08/01/2008	$1,968,000 / [**]	%	$	[**] / [**]	%.	$ [**]
Total Project		$1,968,000 / [**]	%	$	[**] / [**]	%	$ [**]
c.	If the Awardee is unable to provide cost share of at least the amount identified in paragraph b of this article, the Awardee shall notify the DOE Award Administrator identified in Block 12 of the Notice of Financial Assistance Award, indicating whether the Awardee will continue or phase out the project, if the project will continue, the notification must describe how replacement cost share will be secured.

d.	The Awardee must maintain records of all project costs that are claimed as cost share, including in-kind costs, as well as records of costs to be paid by DOE. Such records are subject to audit.

e.	Failure to provide the required 50.0% minimum cost share may result in the subsequent recovery by DOE of some or all the funds provided under the award.

2.	In Attachment 1, Special Terms and Conditions of Award A000, Paragraph (c) of Provision 4, Rebudgeting and Recovery of Indirect Costs, is not applicable and is therefore deleted in its entirety.

3.	Replace Attachment 2, Intellectual Property Provisions (GSB-1003), with the attached.
B.	All other terms and conditions remain the same.

DE-FG36-08GO88017 / M001
Attachment #2
Intellectual Property Provisions (GSB-1003)
Grant
Research, Development, or Demonstration
Domestic Small Businesses

01. FAR 52.227-20	Rights in Data — SBIR Program (DEC 2007)

02. 10 CFR 600.325 Appendix A	Patent Rights (Small Business Firms and Nonprofit Organizations) (OCT 2003)

03. FAR 52.227-23	Rights to Proposal Data (Technical) (JUN 1987)
NOTE: In reading these provisions, any reference to “contractor” shall mean “recipient,” and any reference to “contract” or “subcontract” shall mean “award” or “subaward.”

01. 52.227-20 Rights in Data—SBIR Program. (Dec 2007)
     (a) Definitions. As used in this clause—
     “Computer database” or “database” means a collection of recorded information in a form capable of, and for the purpose of, being stored in, processed, and operated on by a computer. The term does not include computer software.
     “Computer software”—
     (1) Means.
               (i) Computer programs that comprise a series of instructions, rules, routines, or statements, regardless of the media in which recorded, that allow or cause a computer to perform a specific operation or series of operations; and
               (ii) Recorded information comprising source code listings, design details, algorithms, processes, flow charts, formulas, and related material that would enable the computer program to be produced, created, or compiled.
          (2) Does not include computer databases or computer software documentation.
     “Computer software documentation” means owner’s manuals, user’s manuals, installation instructions, operating instructions, and other similar items, regardless of storage medium, that explain the capabilities of the computer software or provide instructions for using the software.
     “Data” means recorded information, regardless of form or the media on which it may be recorded. The term includes technical data and computer software. The term does not include information incidental to contract administration, such as financial, administrative, cost or pricing or management information.
     “Form, fit, and function data” means data relating to items, components, or processes that are sufficient to enable physical and functional interchangeability, and data identifying source, size, configuration, mating and attachment characteristics, functional characteristics, and performance requirements. For computer software it means data identifying source, functional characteristics, and performance requirements but specifically excludes the source code, algorithms, processes, formulas, and flow charts of the software.
     “Limited rights data” means data (other than computer software) developed at private expense that embody trade secrets or are commercial or financial and confidential or privileged.
     “Restricted computer software” means computer software developed at private expense and that is a trade secret, is commercial or financial and confidential or privileged, or is copyrighted computer software, including minor modifications of the computer software.
     “SBIR data” means data first produced by a Contractor that is a small business concern in performance of a small business innovation research contract issued under the authority of 15 U.S.C. 638 which data are not generally known, and which data without obligation as to its confidentiality have not been made available to others by the Contractor or are not already available to the Government.
     “SBIR rights” means the rights in SBIR data set forth in the SBIR Rights Notice of paragraph (d) of this clause.
     “Technical data” means recorded information (regardless of the form or method of the recording) of a scientific or technical nature (including computer databases and computer software documentation). This term does not include computer software or financial, administrative, cost or pricing, or management data or other information incidental to contract administration. The term includes recorded information of a scientific or technical nature that is included in computer databases. (See 41 U.S.C. 403(8).)
     “Unlimited rights” means the right of the Government to use, disclose, reproduce, prepare derivative works, distribute copies to the public, and perform publicly and display publicly, in any manner and for any purpose whatsoever, and to have or permit others to do so.
     (b) Allocation of rights.
          (1) Except as provided in paragraph (c) of this clause regarding copyright, the Government shall have unlimited rights in—
               (i) Data specifically identified in this contract as data to be delivered without restriction;
               (ii) Form, fit, and function data delivered under this contract;
               (iii) Data delivered under this contract (except for restricted computer software) that constitute manuals or instructional and training material for installation, operation, or routine maintenance and repair of items, components, or processes delivered or furnished for use under this contract; and
               (iv) All other data delivered under this contract unless provided otherwise for SBIR data in accordance with paragraph (d) of this clause or for limited rights data or restricted computer software in accordance with paragraph (f) of this clause.
          (2) The Contractor shall have the right to—
               (i) Assert copyright in data first produced in the performance of this contract to the extent provided in paragraph (c)(l) of this clause;
               (ii) Protect SBIR rights in SBIR data delivered under this contract in the manner and to the extent provided in paragraph (d) of this clause;
               (iii) Substantiate use of, add, or correct SBIR rights or copyright notices and to take other appropriate action, in accordance with paragraph (e) of this clause; and
               (iv) Withhold from delivery those data which are limited rights data or restricted computer software to the extent provided in paragraph (f) of this clause,
     (c) Copyright—
          (1) Data first produced in the performance of this contract.
               (i) Except as otherwise specifically provided in this contract, the Contractor may assert copyright subsisting in any data first produced in the performance of this contract
               (ii) When asserting copyright, the Contractor shall affix the applicable copyright notice of 17 U.S.C. 401 or 402 and an acknowledgment of Government sponsorship (including contract number).
               (iii) For data other than computer software, the Contractor grants to the Government, and others acting on its behalf, a paid-up nonexclusive, irrevocable, worldwide license to reproduce, prepare derivative works, distribute copies to the public, and perform publicly and display publicly, by or on behalf of the Government. For computer software, the Contractor grants to the Government, and others acting on its behalf, a paid-up, nonexclusive, irrevocable, worldwide license in such copyrighted computer software to reproduce, prepare derivative works, and perform publicly and display publicly, by or on behalf of the Government

          (2) Data not first produced in the performance of this contract. The Contractor shall not, without prior written permission of the Contracting Officer, incorporate in data delivered under this contract any data that are not first produced in the performance of this contract unless the Contractor (i) identifies such data and (ii) grants to the Government, or acquires on its behalf, a license of the same scope as set forth in paragraph (c)(l) of this clause.
          (3) Removal of copyright notices. The Government will not remove any copyright notices placed on data pursuant to this paragraph (c), and will include such notices on all reproductions of the data.
     (d) Rights to SBIR data.
          (1) The Contractor is authorized to affix the following “SBIR Rights Notice” to SBIR data delivered under this contract and the Government will treat the data, subject to the provisions of paragraphs (e) and (f) of this clause, in accordance with the notice:
SBIR Rights Notice (Dec 2007)
     These SBIR data are furnished with SBIR rights under Contract No.            (and subcontract           , if appropriate). For a period of 4 years, unless extended in accordance with FAR 27.409(h), after acceptance of all items to be delivered under this contract, the Government win use these data for Government purposes only, and they shall not be disclosed outside the Government (including disclosure for procurement purposes) during such period without permission of the Contractor, except that, subject to the foregoing use and disclosure prohibitions, these data may be disclosed for use by support Contractors. After the protection period, the Government has a paid-up license to use, and to authorize others to use on its behalf, these data for Government purposes, but is relieved of all disclosure prohibitions and assumes no liability for unauthorized use of these data by third parties. This notice shall be affixed to any reproductions of these data, in whole or in part.
(End of Notice)
          (2) The Government’s sole obligation with respect to any SBIR data shall be as set forth in this paragraph (d).
     (e) Omitted or incorrect markings.
          (1) Data delivered to the Government without any notice authorized by paragraph (d) of this clause shall be deemed to have been furnished with unlimited rights. The Government assumes no liability for the disclosure, use, or reproduction of such data.
          (2) If the unmarked data has not been disclosed without restriction outside the Government, the Contractor may request, within 6 months (or a longer time approved by the Contracting Officer in writing for good cause shown) after delivery of the data, permission to have authorized notices placed on the data at the Contractor’s expense, and the Contracting Officer may agree to do so if the Contractor—
               (i) Identifies the data to which the omitted notice is to be applied;
               (ii) Demonstrates that the omission of the notice was inadvertent;
               (iii) Establishes that the use of the proposed notice is authorized; and
               (iv) Acknowledges that the Government has no liability with respect to the disclosure or use of any such data made prior to the addition of the notice or resulting from the omission of the notice.

          (3) If the data has been marked with an incorrect notice, the Contracting Officer may—
               (i) Permit correction of the notice at the Contractor’s expense, if the Contractor identifies the data and demonstrates that the correct notice is authorized; or
               (ii) Correct any incorrect notices.
     (f) Protection of limited rights data and restricted computer software. The Contractor may withhold from delivery qualifying limited rights data and restricted computer software that are not identified in paragraphs (b)(l)(i), (ii), and (iii) of this clause. As a condition to this withholding, the Contractor shall identify the data being withheld, and furnish form, fit, and function data instead.
     (g) Subcontracting. The Contractor shall obtain from its subcontractors all data and rights therein necessary to fulfill the Contractor’s obligations to the Government under this contract. If a subcontractor refuses to accept terms affording the Government those rights, the Contractor shall promptly notify the Contracting Officer of the refusal and not proceed with the subcontract award without further authorization in writing from the Contracting Officer.
     (h) Relationship to patents. Nothing contained in this clause shall imply a license to the Government under any patent or be construed as affecting the scope of any license or other right otherwise granted to the Government
(End of clause)
02. 10 CFR Part 600.325 Appendix A, Patent Rights (Small Business Firms and Nonprofit Organizations (OCT 2003)
     (a) Definitions
     Invention means any invention or discovery which is or may be patentable or otherwise protectable under title 35 of the United States Code, or any novel variety of plant which is or may be protected under the Plant Variety Protection Act (7 U.S.C. 2321 et seq.)
     Made when used in relation to any invention means the conception or first actual reduction to practice of such invention.
     Nonprofit organization means a university or other institution of higher education or an organization of the type described in section 501(c)(3) of the Internal Revenue Code of 1954 (26 U.S.C. 501 (c)) and exempt from taxation under section 501(a) of the Internal Revenue Code (26 U.S.C. 501(a)) or any nonprofit scientific or educational organization qualified under a State nonprofit organization statute.
     Practical application means to manufacture in the case of a composition or product, to practice in the case of a process or method, or to operate in the case of a machine or system; and, in each case, under such conditions as to establish that the invention is being utilized and that its benefits are to the extent permitted by law or Government regulations available to the public on reasonable terms.
     Small business firm means a small business concern as defined at section 2 of Public Law 85-536 (16 U.S.C. 632) and implementing regulations of the Administrator of the Small Business Administration. For the purpose of this clause, the size standards for small business concerns involved in Government procurement and subcontracting at 13 CFR 121.3 through 121.8 and 13 CFR 121.3 through 121.12, respectively, will be used.
     Subject invention means any invention of the Recipient conceived or first actually reduced to practice in the performance of work under this award, provided that in the case of a variety of plant, the date of determination (as defined in section 41 (d) of the Plant Variety Protection Act, 7 U.S.C. 2401(d) must also occur during the period of award performance.

     (b) Allocation of Principal Rights
     The Recipient may retain the entire right, title, and interest throughout the world to each subject invention subject to the provisions of this Patent Rights clause and 35 U.S.C. 203. With respect to any subject invention in which the Recipient retains title, the Federal Government shall have a non-exclusive, nontransferable, irrevocable, paid-up license to practice or have practiced for or on behalf of the U.S. the subject invention throughout the world.
     (c) Invention Disclosure, Election of Title and Filing of Patent Applications by Recipient
          (1) The Recipient will disclose each subject invention to DOE within two months after the inventor discloses it in writing to Recipient personnel responsible for the administration of patent matters. The disclosure to DOE shall be in the form of a written report and shall identify the award under which the invention was made and the inventor(s). It shall be sufficiently complete in technical detail to convey a clear understanding to the extent known at the time of disclosure, of the nature, purpose, operation, and the physical, chemical, biological or electrical characteristics of the invention. The disclosure shall also identify any publication, on sale or public use of the invention and whether a manuscript describing the invention has been submitted for publication and, if so, whether it has been accepted for publication at the time of disclosure. In addition, after disclosure to DOE, the Recipient will promptly notify DOE of the acceptance of any manuscript describing the invention for publication or of any on sale or public use planned by the Recipient.
          (2) The Recipient will elect in writing whether or not to retain title to any such invention by notifying DOE within two years of disclosure to DOE. However, in any case where publication, on sale, or public use has initiated the one year statutory period wherein valid patent protection can still be obtained in the U.S., the period for election of title may be shortened by the agency to a date that is no more than 60 days prior to the end of the statutory period.
          (3) The Recipient will file its initial patent application on an invention to which it elects to retain title within one year after election of title or, if earlier, prior to the end of any statutory period wherein valid patent protection can be obtained in the U.S. after a publication, on sale, or public use. The Recipient will file patent applications in additional countries or international patent offices within either ten months of the corresponding initial patent application, or six months from the date when permission is granted by the Commissioner of Patents and Trademarks to file foreign patent applications when such filing has been prohibited by a Secrecy Order.
          (4) Requests for extension of the time for disclosure to DOE, election, and filing under subparagraphs (c)(l), (2), and (3) of this clause may, at the discretion of DOE, be granted.
     (d) Conditions When the Government May Obtain Title
     The Recipient will convey to DOE, upon written request, title to any subject invention:
          (1) If the Recipient fails to disclose or elect the subject invention within the times specified in paragraph (c) of this patent rights clause, or elects not to retain title; provided that DOE may only request title within 60 days after learning of the failure of the Recipient to disclose or elect within the specified times;
          (2) In those countries in which the Recipient fails to file patent applications within the times specified in paragraph (c) of this Patent Rights clause; provided, however, that if the Recipient has filed a patent application in a country after the times specified in paragraph (c) of this Patent Rights clause, but prior to its receipt of the written request of DOE, the Recipient shall continue to retain title in that country; or
          (3) In any country in which the Recipient decides not to continue the prosecution of any application for, to pay the maintenance fees on, or defend in a reexamination or opposition proceeding on, a patent on a subject invention.
     (e) Minimum Rights to Recipient and Protection of the Recipient Right To File

          (1) The Recipient will retain a non-exclusive royalty-free license throughout the world in each subject invention to which the Government obtains title, except if the Recipient fails to disclose the subject invention within the times specified in paragraph (c) of this Patent Rights clause. The Recipient’s license extends to its domestic subsidiaries and affiliates, if any, within the corporate structure of which the Recipient is a party and includes the right to grant sublicenses of the same scope of the extent the Recipient was legally obligated to do so at the time the award was awarded. The license is transferable only with the approval of DOE except when transferred to the successor of that part of the Recipient’s business to which the invention pertains.
          (2) The Recipient’s domestic license may be revoked or modified by DOE to the extent necessary to achieve expeditious practical application of the subject invention pursuant to an application for an exclusive license submitted in accordance with applicable provisions at 37 CFR part 404 and the agency’s licensing regulation, if any. This license will not be revoked in that field of use or the geographical areas in which the Recipient has achieved practical application and continues to make the benefits of the invention reasonably accessible to the public. The license in any foreign country maybe revoked or modified at discretion of the funding Federal agency to the extent the Recipient, its licensees, or its domestic subsidiaries or affiliates have failed to achieve practical application in that foreign country.
          (3) Before revocation or modification of the license, the funding Federal agency will furnish the Recipient a written notice of its intention to revoke or modify the license, and the Recipient will be allowed thirty days (or such other time as may be authorized by DOE for good cause shown by the Recipient) after the notice to show cause why the license should not be revoked or modified. The Recipient has the right to appeal, in accordance with applicable regulations in 37 CFR part 404 and the agency’s licensing regulations, if any, concerning the licensing of Government-owned inventions, any decision concerning the revocation or modification of its license.
     (f) Recipient Action To Protect Government’s Interest
          (1) The Recipient agrees to execute or to have executed and promptly deliver to DOE all instruments necessary to:
               (i) Establish or confirm the rights the Government has throughout the world in those subject inventions for which the Recipient retains title; and
               (ii) Convey title to DOE when requested under paragraph (d) of this Patent Rights clause, and to enable the government to obtain patent protection throughout the world in feat subject invention.
          (2) The Recipient agrees to require, by written agreement, its employees, other than clerical and non-technical employees, to disclose promptly in writing to personnel identified as responsible for the administration of patent matters and in a format suggested by the Recipient each subject invention made under this award in order that the Recipient can comply with the disclosure provisions of paragraph (c) of this Patent Rights clause, and to execute all papers necessary to file patent applications on subject inventions and to establish the Government’s rights in the subject inventions. The disclosure format should require, as a minimum, the information requested by paragraph (c)(l) of this Patent Rights clause. The Recipient shall instruct such employees through the employee agreements or other suitable educational programs on the importance of reporting inventions in sufficient time to permit the filing of patent applications prior to U.S. or foreign statutory bars.
          (3) The Recipient will notify DOE of any decision not to continue prosecution of a patent application, pay maintenance fees, or defend in a reexamination or opposition proceeding on a patent, in any country, not less than 30 days before the expiration of the response period required by the relevant patent office.
          (4) The Recipient agrees to include, within the specification of any U.S. patent application and any patent issuing thereon covering a subject invention, the following statement: “This invention was made with Government support under (identify the award) awarded by (identify DOE). The Government has certain rights in this invention.”

     (g) Subaward/Contract
          (1) The Recipient will include this Patent Rights clause, suitably modified to identify the parties, in all subawards/contracts, regardless of tier, for experimental, developmental or research work to be performed by a small business firm or nonprofit organization. The subrecipient/contractor will retain all rights provided for the Recipient in this Patent Rights clause, and the Recipient will not, as part of the consideration for awarding the subcontract, obtain rights in the subcontractors’ subject inventions.
          (2) The Recipient will include in all other subawards/contracts, regardless of tier, for experimental, developmental or research work, the patent rights clause required by 10 CFR 600.325(c).
          (3) In the case of subawards/contracts at any tier, DOE, the Recipient, and the subrecipient/contractor agree that the mutual obligations of the parties created by this clause constitute a contract between the subrecipient/contractor and DOE with respect to those matters covered by the clause.
     (h) Reporting on Utilization of Subject Inventions
     The Recipient agrees to submit on request periodic reports no more frequently than annually on the utilization of a subject invention or on efforts at obtaining such utilization that are being made by the Recipient or its licensees or assignees. Such reports shall include information regarding the status of development, date of first commercial sale or use, gross royalties received by the Recipient and such other data and information as DOE may reasonably specify. The Recipient also agrees to provide additional reports in connection with any march-in proceeding undertaken by DOE in accordance with paragraph (j) of this Patent Rights clause. As required by 35 U.S.C. 202(c)(5), DOE agrees it will not disclose such information to persons outside the Government without the permission of the Recipient.
     (i) Preference for United States Industry.
     Notwithstanding any other provision of this Patent Rights clause, the Recipient agrees that neither it nor any assignee will grant to any person the exclusive right to use or sell any subject invention in the U.S. unless such person agrees that any products embodying the subject invention or produced through the use of the subject invention will be manufactured substantially in the U.S. However, in individual cases, the requirement for such an agreement may be waived by DOE upon a showing by the Recipient or its assignee that reasonable but unsuccessful efforts have been made to grant licenses on similar terms to potential licensees that would be likely to manufacture substantially in the U.S. or that under the circumstances domestic manufacture is not commercially feasible.
     (j) March-in-Rights
     The Recipient agrees that with respect to any subject invention in which it has acquired title, DOE has the right in accordance with procedures at 37 CFR 401.6 and any supplemental regulations of the Agency to require the Recipient, an assignee or exclusive licensee of a subject invention to grant a non-exclusive, partially exclusive, or exclusive license in any field of use to a responsible applicant or applicants, upon terms that are reasonable under the circumstances and if the Recipient, assignee, or exclusive licensee refuses such a request, DOE has the right to grant such a license itself if DOE determines that:
          (1) Such action is necessary because the Recipient or assignee has not taken or is not expected to take within a reasonable time, effective steps to achieve practical application of the subject invention in such field of use;
          (2) Such action is necessary to alleviate health or safety needs which are not reasonably satisfied by the Recipient, assignee, or their licensees;
          (3) Such action is necessary to meet requirements for public use specified by Federal regulations and such requirements are not reasonably satisfied by the Recipient, assignee, or licensee; or

          (4) Such action is necessary because the agreement required by paragraph (i) of this Patent Rights clause has not been obtained or waived or because a licensee of the exclusive right to use or sell any subject invention in the U.S. is in breach of such agreement.
     (k) Special Provisions for Awards With Nonprofit Organizations
     If the Recipient is a nonprofit organization, it agrees that:
          (1) Rights to a subject invention in the U.S. may not be assigned without the approval of DOE, except where such assignment is made to an organization which has as one of its primary functions the management of inventions, provided that such assignee will be subject to the same provisions as the Recipient;
          (2) The Recipient will share royalties collected on a subject invention with the inventor, including Federal employee co-inventors (when DOE deems it appropriate) when the subject invention is assigned in accordance with 35 U.S.C. 202(e) and 37 CFR 401.10;
          (3) The balance of any royalties or income earned by the Recipient with respect to subject inventions, after payment of expenses (including payments to inventors) incidental to the administration of subject inventions, will be utilized for the support of scientific or engineering research or education; and
          (4) It will make efforts that are reasonable under the circumstances to attract licensees of subject inventions that are small business firms and that it will give preference to a small business firm if the Recipient determines that the small business firm has a plan or proposal for marketing the invention which, if executed, is equally likely to bring the invention to practical application as any plans or proposals from applicants that are not small business firms; provided that the Recipient is also satisfied that the small business firm has the capability and resources to carry out its plan or proposal. The decision whether to give a preference in any specific case will be at the discretion of the Recipient. However, the Recipient agrees that the Secretary of Commerce may review the Recipient’s licensing program and decisions regarding small business applicants, and the Recipient will negotiate changes to its licensing policies, procedures or practices with the Secretary when the Secretary’s review discloses that the Recipient could take reasonable steps to implement more effectively the requirements of this paragraph (k)(4).
     (l) Communications
     All communications required by this Patent Rights clause should be sent to the DOE Patent Counsel address listed in the Award Document.
     (m) Electronic Filing
     Unless otherwise Specified in the award, the information identified in paragraphs (f)(2) and (f)(3) may be electronically filed.
[End of clause]
03. FAR 52.227-23 Rights to Proposal Data (Technical) (JUN 1987)
Except for data contained on pages containing financial data, it is agreed that as a condition of award of this contract, and notwithstanding the conditions of any notice appearing thereon, the Government shall have unlimited rights (as defined in the “Rights in Data — SBIR Program” clause contained in this contract) in and to the technical data contained in the proposal dated 03/20/2008, upon which this contract is based.